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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form N-2) and related prospectus and statement of additional information of the Nuveen North Carolina Dividend Advantage Municipal Fund 2 filed with the Securities and Exchange Commission in the Fund's amendment No. 1 to the registration statement under the Securities Act of 1933 (File
No. 333-71282) and the Fund's pre-effective amendment No. 1 to the registration statement under the Investment Company Act of 1940 (File No. 811-10525).

                                             /s/ ERNST & YOUNG LLP

Chicago, Illinois

October 16, 2001